UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 8, 2023
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EVENTBRITE, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-38658	14-1888467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
95 Third Street, 2nd Floor,
San Francisco, California 94103
(Address of principal executive offices) (Zip Code)

(415) 692-7779
(Registrant’s telephone number, include area code)

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EB	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

Eventbrite, Inc. ("Eventbrite") held its 2023 Annual Meeting of Stockholders (the "Annual Meeting") on June 8, 2023. The final voting results for each of the items submitted to a stockholder vote at the Annual Meeting are set forth below.

Proposal 1 - Election of Directors

Stockholders elected each of the Class II director nominees of the Board of Directors to serve until Eventbrite's 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal.

Director Name	For	Withheld	Broker Non-Votes
Katherine August-deWilde	196,762,259	32,222,695	8,007,506
Julia Hartz	220,937,547	8,047,407	8,007,506
Helen Riley	217,362,476	11,622,478	8,007,506

Proposal 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Moss Adams LLP as Eventbrite's independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstain	Broker Non-Votes
236,817,416	81,924	93,120	—

Proposal 3 - Advisory Vote to Approve Named Executive Officer Compensation

Stockholders approved, on a non-binding advisory basis, the compensation of Eventbrite's named executive officers.

For	Against	Abstain	Broker Non-Vote
181,777,848	46,990,041	217,065	8,007,506

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2023	EVENTBRITE, INC.

	By:	/s/ Julia Hartz
Julia Hartz
Chief Executive Officer